Exhibit 99.1

Ra Medical Systems Announces Sale of Pharos Dermatology Business

Company focused on the large and growing peripheral artery disease (PAD) market

CARLSBAD, Calif. (August 16, 2021) – Ra Medical Systems, Inc. (NYSE American: RMED), a medical device company focused on commercializing its excimer laser system to treat vascular disease, announces the sale of its Pharos dermatology business to STRATA Skin Sciences (Nasdaq: SSKN) for $3.7 million in cash. The Pharos excimer laser is FDA-cleared for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma.

“We believe this transaction is in the best interest of Ra Medical and our shareholders as we intend to maximize value with a strategy that continues to focus on the large and growing PAD market,” said Will McGuire, Ra Medical Systems CEO.  “Our plan is to focus all of our resources on the achievement of value-creating milestones associated with our next-generation DABRA catheter products and the completion of our clinical study to obtain an FDA atherectomy indication. The transaction provides immediate cash proceeds to further these initiatives and allows us to reduce our future cash burn.

“STRATA is focused on the therapeutic dermatology market with a commitment to individuals with chronic skin conditions.  We have valued our relationships with dermatology customers over the years and are confident they will continue to receive the same high degree of customer service and support going forward,” he concluded.

About Ra Medical Systems

Ra Medical Systems commercializes the DABRA excimer laser and catheters for the treatment of vascular diseases. DABRA has been cleared by the FDA for crossing chronic total occlusions in patients with symptomatic infrainguinal lower extremity vascular disease and has an intended use for ablating a channel in occlusive peripheral vascular disease. In addition, DABRA has been granted CE mark clearance for the endovascular treatment of infrainguinal arteries via atherectomy and for crossing total occlusions. DABRA breaks down plaque to its fundamental chemistry, such as proteins, lipids and other chemical compounds, eliminating blockages by essentially dissolving them without generating potentially harmful particulates. DABRA excimer lasers and catheters are manufactured in a 32,000-square-foot facility located in Carlsbad, Calif.  The vertically integrated facility is ISO 13485 certified and is licensed by the State of California to manufacture sterile, single-use catheters in clean room environments.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Ra Medical’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Ra Medical’s future expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the timing and potential outcome of the DABRA atherectomy clinical study, the potential of the DABRA system for new value creation and market opportunities, and the progress of ongoing research and development, and its ability to continue to manage expenses and cash burn rate at sustainable levels. Ra Medical’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks associated with acceptance of DABRA devices and procedures performed using such devices by physicians, payors, and other third parties; development and acceptance of new products or product enhancements; clinical and statistical verification of the benefits achieved via the use of Ra Medical’s products; the results from our clinical trials, which may not support intended indications or may require Ra Medical to conduct additional clinical trials or modify ongoing clinical trials; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; Ra Medical’s ability to manage operating expenses; Ra Medical’s ability to effectively manage inventory; Ra Medical’s ability to recruit and retain management and key personnel; Ra Medical’s need to comply with complex and evolving laws and regulations; intense and increasing competition and consolidation in Ra Medical’s industry; the impact of rapid technological change; costs and adverse results in any ongoing or future legal proceedings; adverse outcome of regulatory inspections; and the other risks and uncertainties described in Ra Medical’s news releases and filings with the Securities and Exchange Commission. Information on these and additional risks, uncertainties, and other information affecting Ra Medical’s business and operating results is contained in Ra Medical’s Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Ra Medical as of the date hereof, and Ra Medical disclaims any obligation to update any forward-looking statements, except as required by law.

Ra Medical investors and others should note that we announce material information to the public about the company through a variety of means, including our website (www.ramed.com), our investor relations website (https://ir.ramed.com/), press releases, SEC filings, and public conference calls in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Contacts

At the Company:

Andrew Jackson

Chief Financial Officer

760-496-9540
ajackson@ramed.com

Investors:

LHA Investor Relations

Jody Cain

310-691-7100

jcain@lhai.com

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